UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2010
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-32938 (Commission File Number)	98-0481737 (I.R.S. Employer Identification No.)
27 Richmond Road
Pembroke HM 08, Bermuda
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (441) 278-5400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On August 13, 2010, Allied World Assurance Company Holdings, Ltd (the “Company”) entered into a warrant repurchase agreement with The Chubb Corporation (“Chubb”), a founding shareholder of the Company, pursuant to which the Company repurchased a warrant owned by Chubb, which entitled Chubb to purchase a total of 2,000,000 of the Company’s common shares for $34.20 per share. The aggregate purchase price for the warrant was $32,819,000, which is equal to 2,000,000 times the difference between $50.6095, the approximate volume weighted average price as reported by Bloomberg LP of the Company’s common shares over the 4-day trading period immediately prior to the date of the repurchase agreement plus $0.01, and $34.20, the exercise price of the warrant. The repurchase has been executed separately from the company’s $500 million share repurchase program that was authorized by its Board of Directors in May 2010. This transaction was funded using available cash on hand.
     The warrant repurchase agreement and the related press release are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference. The description of the warrant repurchase agreement contained herein is qualified in its entirety by reference to the repurchase agreement filed herewith.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Description
10.1	Warrant Repurchase Agreement, dated as of August 13, 2010, by and between Allied World Assurance Company Holdings, Ltd and The Chubb Corporation.
99.1	Press release, dated August 13, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
Dated: August 13, 2010	By:	/s/ Wesley D. Dupont
		Name:	Wesley D. Dupont
		Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Warrant Repurchase Agreement, dated as of August 13, 2010, by and between Allied World Assurance Company Holdings, Ltd and The Chubb Corporation.
99.1	Press release, dated August 13, 2010.